Exhibit 10.15

MICROVISION, INC.

CHANGE OF CONTROL SEVERANCE PLAN

The Compensation Committee (the "Committee") of the Board of Directors of Microvision, Inc. (the "Board") recognizes that the possibility of a Change of Control of the Company, and the uncertainty it creates, may result in the loss or distraction of key employees of the Company to the detriment of the Company and its shareholders.

The Board and the Committee consider the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its stockholders. The Board and the Committee also believe that, when a Change of Control is perceived as imminent or is occurring, the Board should be able to receive and rely on disinterested service from key employees regarding the best interests of the Company and its shareholders without concern that employees might be distracted or concerned by the personal uncertainties and risks created by the perception of an imminent or occurring Change of Control.

In addition, the Board and the Committee believe that it is consistent with the Company's employment practices and policies and in the best interests of the Company and its shareholders to treat fairly certain key employees whose employment terminates in connection with or following a Change of Control.

Accordingly, the Committee has determined that appropriate steps should be taken to assure the Company of the continued employment and attention and dedication to duty of certain key employees and to seek to ensure the availability of their continued service, notwithstanding the possibility or occurrence of a Change of Control.

  Establishment of Plan. As of the Effective Date, the Company hereby establishes the Microvision, Inc. Change of Control Severance Plan (as amended from time to time, the "Plan"), as set forth in this document.

  Definitions. Unless the context requires otherwise, words and phrases not otherwise defined herein shall have the following respective meanings:

  Affiliate. "Affiliate" means any parent and subsidiaries of the Company and any entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

  Base Salary. "Base Salary" means the annual base rate of compensation payable to a Participant by the Company.

  Board. "Board" means the Board of Directors of the Company.

  Cause. The following, as determined by the Board in its reasonable judgment, shall constitute "Cause" for termination: (i) a Participant's repeated willful failure to perform, or gross negligence in the performance of, his or her duties and responsibilities to the Company or any of its Affiliates; (ii) fraud, embezzlement or other dishonesty with respect to the Company or any of its Affiliates; (iii) breach of any agreement entered into between the Participant and the Company and one of its Affiliates relating to confidential information, the assignment of rights to intellectual property, non-solicitation, non-competition and participation in certain other outside activities or (iv) commission of a felony.

  Change of Control. "Change of Control" means the occurrence of any of the following events after the Effective Date:

    The acquisition by any Person or group of the ultimate beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of more than 50% of the then outstanding securities of the Company entitled to vote generally in the election of directors; excluding, however, the following: (A) any acquisition directly from the Company (other than any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company); (B) any acquisition by the Company; (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; (D) any acquisition by the Participant, by all Participant-Related Party (as defined herein) or by a group of which the Participant is a member; or (E) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C); or

    Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election, by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

    A Corporate Transaction, unless (A) securities representing more than 50% of the then outstanding securities entitled to vote generally in the election of directors of the Company or the corporation resulting from or surviving such Corporate Transaction (or the ultimate parent of the Company or such corporation after such Corporate Transaction) are beneficially owned subsequent to such Corporate Transaction by the Person or Persons who were the beneficial owners of the outstanding securities of the Company entitled to vote generally in the election of directors immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, (B) no Person (excluding any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company of such corporation resulting from such Corporate Transaction) ultimately beneficially owns, directly or indirectly, more than 50% of the then outstanding securities entitled to vote generally in the election of directors of the Company or the corporation resulting from or surviving such Corporate Transaction (or the ultimate parent of the Company or such corporation after such Corporate Transaction) except to the extent that such ownership existed prior to the Corporate Transaction; and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Corporate Transaction; or

    The sale, transfer or other disposition of all or substantially all of the assets of the Company; or

    Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

  Notwithstanding the foregoing, if a Change of Control occurs, no subsequent event or condition shall constitute a Change of Control hereunder.

  For purposes of this definition of "Change of Control," securities entitled to vote generally in the election of directors that are issuable upon the exercise of an exercise, conversion or exchange right shall be deemed to be outstanding. In addition, for purposes of this definition of Change of Control, the following terms have the meanings set forth below:

  A "Corporate Transaction" means a reorganization, recapitalization, merger or consolidation of the Company.

  A Person shall be deemed to be the "owner" of any securities of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission under the Exchange Act.

  "Person" has the meaning used in Rule 13d of the Exchange Act, except that "Person" does not include (i) the Participant, a Participant-Related Party, or any group of which the Participant or Participant-Related Party is a member, or (ii) the Company or a wholly-owned subsidiary of the Company or an employee benefit plan (or related trust) of the Company or of a wholly-owned subsidiary.

  A "Participant-Related Party" means any affiliate or associate of the Participant other than the Company or a subsidiary of the Company. The terms "affiliate" and "associate" have the meanings given in Rule 12b-2 under the Exchange Act; the term "registrant" in the definition of "associate" means, in this case, the Company.

  Code. "Code" means the Internal Revenue Code of 1986, as amended.

  Committee. "Committee" means the Compensation Committee of the Board, or such other Committee as may be appointed and constituted from time to time under Section 4 of the Plan.

  Company. "Company" means Microvision, Inc. and any successor thereto and, if applicable, the ultimate parent of any such successor.

  Date of Termination. "Date of Termination" means the date of receipt of a notice of termination from the Company or the Participant as applicable or any later date specified in the notice of termination, which date shall not be more than 30 days after the giving of such notice. The Company and the Participant shall take all steps necessary (including with regard to any post-termination services by the Participant) to ensure that any termination under the Plan constitutes a "separation from service" within the meaning of Section 409A of the Code, and notwithstanding anything contained herein to the contrary, the date on which such separation from service takes place shall be the "Date of Termination."

  Designated Participant. The "Designated Participants" are (i) the Company's Chief Financial Officer, (ii) the Company's General Counsel and (iii) such other executives (including, without limitation, an executive who is already a Participant) as may be expressly designated by the Committee in writing as "Designated Participants" hereunder. None of the foregoing individuals nor any other Participant hereafter designated as a Designated Participant hereunder shall thereafter be designated by the Committee as not being a Designated Participant without his or her prior written consent.

  Effective Date. "Effective Date" means November 28, 2011.

  Employee Release. "Employee Release" means a general release in the form attached hereto as Exhibit A, with such changes thereto that are not materially adverse to the Participant as may be acceptable to the Committee in its sole discretion.

  Final Payment. "Final Payment" means the sum of the value of (i) any earned and unpaid Base Salary, payable on the Company's next regular pay day following the Date of Termination, (ii) any vacation time earned but not used through the Date of Termination, (iii)　any bonus compensation earned for the year preceding that in which the termination occurs and unpaid on the Date of Termination and (iv) any reimbursable business expenses incurred by the Participant but not yet reimbursed on the Date of Termination, provided that such expenses and required substantiation and documentation are submitted within 60 days of termination, with reimbursement being made promptly after receipt of documentation, but in any event no later than December 31 of the calendar year following the calendar year in which the expenses were incurred.

  Good Reason. "Good Reason" means, without the Participant's prior written consent, (i) failure of the Company to continue the Participant in his current position; (ii) substantial diminution in the nature and scope of the Participant's responsibilities, duties, authority, and upwards reporting requirements of the Participant; provided, however, that the Company's failure to continue the Participant's appointment or election as a director or officer of one of the

  Company's Affiliates and any diminution of the business at the Company or any of its Affiliates shall not constitute Good Reason; (iii) material failure of the Company to provide the Participant with Base Salary, or in the case of a Designated Participant bonus opportunity (at target, expressed as a percentage of Base Salary), as in effect prior to the Change of Control; or (iv) relocation of the Participant's office more than 35 miles from the then-current location of the Company's principal offices without his consent.

  Option. "Option" means an option to acquire common stock of the Company.

  Option Agreement. "Option Agreement" means an agreement between the Company and a Participant evidencing the award of Options.

  Participant. "Participant" means (i) the Company's Chief Financial Officer, (ii) the Company's General Counsel, (iii) the Company's Vice President, Engineering, (iv) the Company's Vice President, Sales & Marketing and (v) such other executives as may be expressly identified by the Committee in writing as "Participants" hereunder. None of the foregoing individuals nor any other individual hereafter designated as a Participant hereunder shall thereafter be designated by the Committee as not being a Participant without his or her prior written consent.

  Qualified Termination. A "Qualified Termination" means (i) in the case of a Participant other than a Designated Participant, any termination of the Participant's employment, on or during the 18-month period following a Change of Control, by the Company other than for Cause or by the Participant for Good Reason; and (ii) in the case of a Designated Participant, any termination of the Designated Participant's employment on, or during the two-year period following, a Change of Control, for any reason (and regardless of the party terminating the employment) other than by the Company for Cause.

  Notwithstanding any other provision of the Plan, the Participant shall not be deemed to have terminated his or her employment for Good Reason hereunder unless (i) the Participant gives notice to the Company within 90 days of the initial occurrence of the event or condition constituting Good Reason, setting forth in reasonable detail the nature of such Good Reason; (ii)　the Company fails to cure within 30 days following such notice; and (iii) the Participant terminates his employment within 30 days following the end of the 30-day cure period (if the Company fails to cure). In addition, for the avoidance of doubt, in no event shall a Participant whose employment is terminated prior to, or more than two years following, a Change of Control, have experienced a Qualified Termination.

  Notwithstanding the foregoing, no termination which is not a "separation from service" for the purposes of Section 409A of the Code shall constitute a Qualified Termination for the purposes of the Plan.

  Target Bonus. The greater of (i) the target bonus amount applicable to a Participant in the year directly preceding the year in which a Change of Control occurs or (ii) the target bonus amount applicable in the year in which a termination of a Participant's employment occurs.

  Benefits.

    Benefits. In the event that a Participant has a Qualified Termination, the Company, in addition to providing the Participant the Final Payment, (i) shall pay the Participant an amount equal to one year of Base Salary at the rate in effect at the Date of Termination or, if higher, on the date of the Change of Control plus a payment equal to the Target Bonus for which the Participant is eligible, which amount shall be payable within 10 business days following the later of the effective date of the Employee Release or the date it is received by the Company; provided that, if the timing associated with the execution, revocation and effectiveness of the release described in the Employee Release and in Section 3(b) would otherwise allow the payment described in the foregoing clause to be made in either of two taxable years, such payment shall not be made prior to the first day of the second taxable year, and (ii) shall pay the full cost of the Participant's continued participation in the Company's group health and dental plans for one year or, if less, for so long as the Participant remains entitled to continue such participation under applicable law. In addition, 100% of those Options which are not exercisable, and which have not been exercised and have not expired or been surrendered or cancelled, shall become initially exercisable upon such termination and shall otherwise be and remain exercisable in accordance with the terms of the Options subject to the Option Agreement, and 100% of any other equity-based compensation awards granted to the Participant, including, but not limited to, restricted stock and restricted stock units, shall become vested and become free of restrictions. In the event that, after the Effective Date, the Participant enters into an agreement relating to compensation that would be covered by this Section 3(a) if such agreement were entered into before the Effective Date, then, subject to the other terms of the Plan, this Section 3(a) shall apply in accordance with its terms with respect to such compensation, unless the subsequent agreement expressly provides otherwise with a specific reference to the Plan.

    Release. The obligations of the Company hereunder, other than for the Final Payment, if any, are subject to the Participant signing and delivering to the Company, not later than the earlier of (i) 60 days after termination of employment or (ii) the deadline for consideration and execution thereof specified in the Employee Release, together with the end of any applicable revocation period, the Employee Release. No payment will be made prior to the effective date of the Employee Release and if at the relevant time the Participant is a Specified Employee, so much of the amounts payable hereunder as constitutes nonqualified deferred compensation subject to Section 409A of the Code and that would be payable during the six-month period following the Participant's termination shall instead be accumulated and paid in a single sum upon the day after the conclusion of such six-month period.

    WARN Act. Notwithstanding any other provision of the Plan to the contrary, to the extent permitted by the Worker Adjustment and Retraining Notification Act ("WARN"), any benefit payable hereunder to a Participant as a consequence of the Participant's Qualified Termination shall be reduced by any amounts required to be paid under Section 2104 of WARN to such Participant in connection with such Qualified Termination.

  Administration. The Plan shall be administered by the Committee or by such other committee as may be appointed to administer to coordinate the Plan. If there is no Committee, the Board shall have the rights and responsibilities specified hereunder. Prior to (but not on or after) a Change of Control, (i) the Committee shall have the right to interpret the Plan, with all of its interpretations to be accorded the maximum deference provided by law, and (ii) the Committee's determinations shall be final and binding on all parties. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. The Committee shall have the full authority to employ and rely on such legal counsel, actuaries and accountants (which may also be those of the Employer), and other agents, designees and delegatees, as it may deem advisable to assist in the administration of the Plan.

  Full Settlement. The Company's obligation to make the payments provided for in the Plan and otherwise to perform its obligations hereunder shall be absolute and unconditional and shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against a Participant or others. In no event shall a Participant be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to such Participant under any of the provisions of the Plan and no amounts received from other employment shall serve to mitigate the payments hereunder.

  Controlling Law. The Plan shall be construed and enforced under, and be governed in all respects by, the laws of the State of Washington, without regard to the conflict of laws principles thereof; provided, however, that in the event the Company relocates its principal place of business and the Participant's principal place of work to another state, the laws of that state shall apply without regard to the conflict of laws principles thereof.

  Amendments; Termination. The Company reserves the right to amend, modify, suspend or terminate the Plan at any time by action of a majority of the Board; provided that the Plan (including, without limitation, this Section 7) as applied to any particular Participant may not be amended or terminated during the two-year period following the Effective Date in any manner materially adverse to the interests of such Participant without the express written consent of such Participant, and may not be amended or terminated at any time on or after the occurrence of a Change of Control in any manner adverse to the interests of such Participant.

  Assignment. The Company shall require any corporation, entity, individual or other person who is the successor (whether direct or indirect by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company to expressly assume and agree to perform, by operation of law, a written agreement in form and in substance satisfactory to the Company, or otherwise, all of the obligations of the Company under the Plan. It is a condition of the Plan, and all rights of each person eligible to receive benefits under the Plan shall be subject hereto, that no right or interest of any such person in the Plan shall be assignable or transferable in whole or in part, except by operation of law, including, but not by way of limitation, lawful execution, levy, garnishment, attachment, pledge, bankruptcy, alimony, child support or qualified domestic relations order.

  Arbitration.

    Any dispute, controversy or claim between the parties arising out of the Plan shall be settled by arbitration conducted in Seattle, Washington in accordance with the rules and procedures of JAMS for the resolution of employment disputes (the "Rules") and the laws of the State of Washington.

    In the event that a party requests arbitration (the "Requesting Party"), it shall serve upon the other party (the "Non-Requesting Party") within 90 days of the date the Requesting Party knew, or reasonably should have known, of the facts on which the controversy, dispute or claim is based, a written demand for arbitration stating the substance of the controversy, dispute or claim and the contention of the Requesting Party. An arbitrator shall be selected in accordance with the Rules, with the Requesting Party initiating that process within 30 days of the date it serves demand for arbitration on the Non-Requesting Party (or such longer period to which the parties shall agree in writing).

    The function of the arbitrator shall be to determine the interpretation and application of the specific provisions of this Plan to the issues submitted to arbitration. There shall be no right in arbitration to obtain, and no arbitrator shall have any authority to award or determine, any change in, addition to, or detraction from, any of the provisions of this Plan. The decision of the arbitrator shall be in writing, shall set forth the basis for the decision and shall be rendered within 30 business days following the hearing. The decision of the arbitrator acting within the scope of his authority shall be final and binding upon the parties and may be enforced and executed upon in any court having jurisdiction over the party against whom enforcement of such decision is sought.

    The parties involved in the dispute shall divide equally the administrative charges, arbitrator's fees and related expenses of the arbitration; but each party shall pay its own legal fees and expenses incurred in connection with such arbitration.

  Withholding. The Company shall be entitled to withhold from any payments or deemed payments any amount of tax withholding required by law.

  Gender and Plurals. Wherever used in the Plan, words in the masculine gender shall include masculine or feminine gender, and, unless the context otherwise requires, words in the singular shall include the plural, and words in the plural shall include the singular.

  Plan Controls. In the event of any inconsistency between the Plan and any other communication regarding the Plan, the Plan controls.

  Benefits Claims and Appeals. A Participant shall have 60 days following receipt of any adverse benefit determination within which to appeal the determination in writing with the Committee, and that the Committee must respond in writing within 60 days of receiving the appeal, specifically identifying those Plan provisions on which the benefit denial was based and indicating what, if any, information the Participant must supply in order to perfect a claim for benefits. Notwithstanding the foregoing, the claims and appeals procedure established by the Committee will be provided for the use and benefit of Participants who may choose to avail themselves of such procedures, but compliance with the provisions of these claims and appeals procedures by the Participant will not be mandatory for any Participant whose claim or appeal is filed after a Change of Control.

  Grantor Trust. The Committee may establish a trust with a bank trustee, for the purpose of paying benefits under the Plan. If so established, the trust shall be a grantor trust subject to the claims of the Company's creditors and shall, immediately prior to a Change of Control, be funded in cash or common stock of the Company or such other assets as the Committee deems appropriate with an amount equal to 100% of the aggregate benefits payable under the Plan assuming that all Participants in the Plan incurred a termination of employment entitling them to the benefits described in Section 3 immediately following the Change of Control, or such lesser amount as the Committee shall determine prior to the Change of Control; provided, however, that the trust shall not be funded if the funding thereof would result in taxable income to the Participant by reason of Section 409A(b) of the Code; and provided, further, that in no event shall any trust assets at any time be located or transferred outside of the United States, within the meaning of Section 409A(b) of the Code. Notwithstanding the establishment of any such trust, a Participant's rights hereunder will be solely those of a general unsecured creditor.

  Employment Status. The Plan does not constitute a contract of employment or impose on the Participant or the Company any obligation to retain the Participant as an employee, to change the status of the Participant's employment, or to change the Company's policies or those of its Affiliates regarding termination of employment.

EXHIBIT A

RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the benefits to be provided me in connection with the termination of my employment, as set forth in The Microvision, Inc. Change of Control Severance Plan, dated as of [____________] (the "Plan"), which are conditioned on my signing this Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executives, administrators, beneficiaries, representatives and assigns, and all others connected with me, hereby release and forever discharge MICROVISION, INC. (the "Company"), its subsidiaries and other affiliates and all of their respective past, present and future officers, directors, trustees, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns, and all others connected with any of them, both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description, known or unknown, which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Company or any of its subsidiaries or other affiliates or the termination of that employment or pursuant to any federal, state or local law, regulation or other requirement (including without limitation Washington Law Against Discrimination (RCW 49.60), the Washington Prohibited Employment Practices Law (RCW 49.44), the Washington Minimum Wage Act (RCW 49.46), Washington's Little Norris-LaGuardia Act (RCW 49.32), the Civil Rights Act of 1964 (including Title VII of that Act), the Equal Pay Act of 1963, the Age Discrimination in Employment Act of 1967 (ADEA), the Americans with Disabilities Act of 1990 (ADA), the Fair Labor Standards Act of 1938 (FLSA), the Family and Medical Leave Act of 1993 (FMLA), the Worker Adjustment and Retraining Notification Act (WARN), the Employee Retirement Income Security Act of 1974 (ERISA), the National Labor Relations Act (NLRA), and the fair employment practices laws of the state or states in which I have been employed by the Company or any of the subsidiaries or other affiliates, each as amended from time to time).

Excluded from the scope of this Release of Claims is (i) the Final Payment (as defined in the Agreement) owed to the Participant pursuant to the Plan, (ii) any claim arising under the terms of the Plan after the effective date of this Release of Claims, (iii) any right of indemnification or contribution that I have pursuant to the Articles of Incorporation or By-Laws of the Company or any of its subsidiaries or other affiliates and (iv) any non-forfeitable rights to accrued benefits, if any, arising under any applicable employee benefit plans.

I agree that I have no right to obtain or receive any monetary damages or other relief of any kind as a result of any action or proceeding by me or by anyone else on my behalf regarding any claims covered by the above general release and, to the extent permitted by law, I agree that I will not seek or accept any monetary damages or other relief of any kind in any such action or proceeding. In addition, without limiting the scope of the foregoing, I expressly (i) agree not to be a class representative or be part of a class regarding any action under ERISA, or otherwise to bring an action under ERISA on behalf of a plan or trust for relief for such plan or trust under

ERISA, and (ii) to the extent permitted by law, agree not to retain the benefits of any decision, judgment or settlement in any such action.

In signing this Release of Claims, I acknowledge my understanding that I may not sign it prior to the termination of my employment, but that I may consider the terms of this Release of Claims for up to 21 days (or such longer period as the Company may specify) from the later of the date my employment with the Company terminates or the date I receive this Release of Claims. I also acknowledge that I am advised by the Company and its subsidiaries and other affiliates to seek the advice of an attorney prior to signing this Release of Claims; that I have had sufficient time to consider this Release of Claims and to consult with an attorney, if I wished to do so, or to consult with any other person of my choosing before signing; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.

I further acknowledge that, in signing this Release of Claims, I have not relied on any promises or representations, express or implied, that are not set forth expressly in the Plan. I understand that I may revoke this Release of Claims at any time within seven days of the date of my signing by written notice to the [Director, Human Resources] of the Company and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature: _____________________________________________

Name (please print): ____________________________________

Date Signed: ___________________________________________